Joint Filer Statement

Name of Joint Filers:

Consilium Investment Management, LLC
CCRF-Panache, LLC
Consilium Investment Partners, LLC
Charles T. Cassel III
Jonathan Binder

Address of Joint Filers:

c/o Consilium Investment Management, LLC
3101 N. Federal Highway, Suite 502
Ft. Lauderdale, FL 33306

Designated Filer:

Consilium Investment Management, LLC

Issuer and Ticker Symbol:

Panache Beverage, Inc. (OTC: WDKA)

Date of Event Requiring Statement:

June 11, 2014

Signatures of Joint Filers

CONSILIUM INVESTMENT MANAGEMENT, LLC

By: /s/ Charles T. Cassel III
Name: Charles T. Cassel III
Title: Managing Director

CONSILIUM INVESTMENT PARTNERS, LLC

By: /s/ Charles T. Cassel III
Name: Charles T. Cassel III
Title: Managing Director

CCRF-PANACHE, LLC

By: Consilium Investment Management, LLC,
Authorized Person

By: /s/ Charles T. Cassel III
Name: Charles T. Cassel III
Title: Managing Director

/s/ Charles T. Cassel III

Charles T. Cassel III

/s/ Jonathan Binder

Jonathan Binder